UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 21, 2012

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER INDUSTRIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 21, 2012, Roper Industries, Inc. (the "Company") consummated the issuance and sale of $400,000,000 principal amount of its 1.850% Senior Notes due 2017 and $500,000,000 principal amount of its 3.125% Senior Notes due 2022 (collectively, the "Notes") pursuant to an underwriting agreement dated November 15, 2012 between the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as representatives of the several underwriters named therein. The Notes have been issued pursuant to an Indenture dated as of August 4, 2008 (the "Indenture") between the Company and Wells Fargo Bank, National Association, as trustee.
The Notes have been offered pursuant to the Company's Registration Statement on Form S-3 filed on November 15, 2012 (Reg. No. 333-184954), including the prospectus contained therein (the "Registration Statement"), and a related preliminary prospectus supplement dated November 15, 2012 and a final prospectus supplement dated November 15, 2012.
The material terms and conditions of the Notes are set forth in the form of Officer's Certificate filed herewith as Exhibit 4.01 and incorporated by reference herein and in the Indenture filed as Exhibit 4.1 to the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description

4.1	Form of Officer's Certificate setting forth the terms of the Notes (with forms of Note attached)
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.01)

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Industries, Inc.
(Registrant)

BY:	/s/ John Humphrey
	John Humphrey, Vice President and Chief Financial Officer	Date: November 21, 2012

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Form of Officer's Certificate setting forth the terms of the Notes (with forms of Note attached)
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.01)